VOTE-BY-PHONE CONFIRMATION LETTER

VOTE CONFIRMATION

(Shareholder name & address)

PUTNAM INTERMEDIATE GOVERNMENT INCOME TRUST
Meeting of Shareholders: October 5, 1995
Account:
Shares:

Voted Received:  (list proposals as on proxy card)

                         (FOR) (AGAINST) (ABSTAIN)

Dear Shareholder:

In connection with the above-referenced Meeting of Shareholders, this notice will confirm that your shares have been voted as indicated above in accordance with your telephone instructions. If any of the information is incorrect, please call 1-800-xxx-xxxx immediately, and in any event no later than 5:00 P.M. Eastern Daylight Time, on October 4 1995.

Thank you for your cooperation.

Very truly yours,
D.F. King and Company, Inc.


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